Exhibit 99.1

99 CENTS ONLY STORES REPORTS THIRD QUARTER AND THE FIRST THREE QUARTERS OF FISCAL 2015 RESULTS

Third Quarter Fiscal 2015 Highlights:

•                  Net sales increased by 5.0% to $478.3 million

•                  Opened 12 net new stores

•                  Same-store sales decreased by 0.7%

•                  Adjusted EBITDA(1)  was $27.1 million versus $28.3 million in prior year

•                  Net loss was $3.8 million versus net income of $1.0 million in prior year

CITY OF COMMERCE, California — December 11, 2014 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for each of the third quarter and first three quarters of fiscal 2015 ended October 31, 2014. As previously announced, the Company changed its fiscal year from the Saturday closest to the end of March, to the Friday closest to the end of January in order to be in line with its retail industry peers. As a result of the change in the Company’s fiscal year, the comparable interim prior year financial statements have been recast to conform to the new fiscal calendar.

Financial Results

For the third quarter of fiscal 2015, the Company’s net sales increased $22.7 million to $478.3 million, compared to $455.6 million in the third quarter of fiscal 2014. Same-store sales decreased 0.7%, calculated on a comparable 13-week period of the prior year.  Net loss was $3.8 million in the third quarter of fiscal 2015, compared to net income of $1.0 million for the third quarter of fiscal 2014.  Net loss as a percentage of total sales was (0.8)% for the third quarter of fiscal 2015 compared to net income as a percentage of sales of 0.2% for the third quarter of fiscal 2014.  Adjusted EBITDA was $27.1 million in the third quarter of fiscal 2015, compared to $28.3 million in the third quarter of fiscal 2014. Adjusted EBITDA margin was 5.7%, compared to 6.2% over the same period.

For the first three quarters of fiscal 2015, the Company’s net sales increased $80.4 million, to $1,414.4 million, compared to $1,334.0 million in the first three quarters of fiscal 2014. Same-store sales decreased 0.4%, calculated on a comparable 39-week period of the prior year.  Net income was $7.8 million for the first three quarters of fiscal 2015, compared to net income of $3.8 million for the first three quarters of fiscal 2014.

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

Net income as a percentage of total sales was 0.6% for the first three quarters of fiscal 2015, compared to 0.3% for the first three quarters of fiscal 2014. Adjusted EBITDA was $109.1 million in the first three quarters of fiscal 2015, compared to $105.1 million in the first three quarters of fiscal 2014. Adjusted EBITDA margin was 7.7%, compared to 7.9% over the same period.

Store Openings

During the third quarter of fiscal 2015, the Company opened 12 net new stores.  As of the end of the third quarter of fiscal 2015, the Company operated 362 stores, an increase of 8.7% in store count over the end of the same period last year.

Operating Initiatives

During the third quarter of fiscal 2015, the Company completed the rollout of its “Go Taller” initiative, which raised the height of shelving across the chain to create a dramatic canvas for visual merchandising.  The transformation was accelerated in August and September 2014 in order to complete the conversion of the entire chain before the busy holiday season.

In addition, the Company also deployed a new centralized forecasting and merchandise replenishment system, replacing its legacy system and longstanding decentralized methodology. Similar to its Go Taller initiative, the Company also accelerated the implementation of this forecasting and replenishment system, which was also completed during the third quarter of fiscal 2015.

While the operation disruption caused by these two initiatives was anticipated, it nonetheless negatively impacted same store sales during the first two months of the quarter.

“One of our top priorities is to further establish 99 Cents Only as the preferred destination for seasonal merchandise,” said Stéphane Gonthier, CEO of 99 Cents Only.  “By completing the implementations of our Go Taller program and replenishment system ahead of schedule in September, we were able to focus attention on our important seasonal programs.  We have been pleased with the results, with Halloween sales growing more than 50% over last year, leading to an increase in same-store sales of 2.9% for the month of October.”

Change in Presentation of Financial Statements

In the first quarter of fiscal 2015, the Company changed the presentation of its financial statements to include receiving, distribution, warehouse costs and transportation to and from stores in its cost of sales.  Previously, these costs were included in selling, general and administrative expenses.  Depreciation expense related to these costs, which was historically included in selling, general and administrative expense, is now included in cost of sales.  Also, depreciation and amortization expense included in selling, general and administrative expense will no longer be presented separately.  Reclassifications of $26.7 million and $75.1 million from selling, general and administrative expense to cost of sales were made for the comparable third quarter of fiscal 2014 and first three quarters of fiscal 2014, respectively, to conform to current year presentation.  This change does not change previously reported operating income or net income.

This change in presentation of financial statements was made in order to be in line with the Company’s peers in the retail industry.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its third quarter and first three quarters of fiscal 2015 ended October 31, 2014 and the other matters described in this release is scheduled for Thursday, December 11, 2014 at 8:00 a.m. Pacific time (11:00 a.m. Eastern time).

The live Third Quarter Fiscal 2015 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 38620134.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Third Quarter Fiscal 2015 Earnings conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, December 25, 2014, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 38620134#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger (as defined below), legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”).  The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors.  In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments.  EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC, Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

Founded in 1982, the Company operates 368 extreme value retail stores with 265 in California, 48 in Texas, 35 in Arizona and 20 in Nevada as of December 11, 2014. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.  For more information, visit www.99only.com.

For further information:

Christopher A. Laurence

Interim Chief Financial Officer, Treasurer and Secretary

(323) 881-1293

chris.laurence@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the Third Quarter Ended
	October 31, 2014	October 26, 2013
	(In thousands)
	(Unaudited)

Net (loss) income	$(3,814)	$1,007
Interest expense, net	15,717	15,020
Benefit for income taxes	(2,141)	(7,950)
Depreciation and amortization	14,051	16,203
EBITDA	$23,813	$24,280
Accrual adjustments (a)	—	(667)
Stock-based compensation (b)	614	(4,843)
Purchase accounting effect on leases (c)	448	423
Loss on extinguishment of debt (d)	—	4,391
Executive related expenses (e)	—	1,510
Restructuring charges (f)	—	3,224
Other (g)	2,264	3
Adjusted EBITDA	$27,139	$28,321

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents purchase accounting effect on rent revenue and rent expense.

(d)         Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the third quarter of fiscal 2014.

(e)          Represents executive signing bonus and other expenses related to executives.

(f)           Represents restructuring charges related to the reduction in force.

(g)          Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (d) for fiscal 2015, severance charges, signing and retention bonuses, professional fees and other; and (e) for fiscal 2014, real estate related fees, inventory project related expenses, debt related expenses and expenses related to the Company’s conversion to a limited liability company.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Three Quarters Ended
	October 31, 2014	October 26, 2013
	(In thousands)
	(Unaudited)

Net income	$7,800	$3,774
Interest expense, net	46,613	44,750
Provision (benefit) for income taxes	5,350	(10,238)
Depreciation and amortization	39,791	47,549
EBITDA	$99,554	$85,835
Accrual adjustments (a)	—	(616)
Stock-based compensation (b)	2,016	(6,567)
Workers’ compensation adjustments (c)	—	4,675
Texas lease termination costs (d)	—	(513)
Purchase accounting effect on leases (e)	1,318	1,133
Loss on extinguishment of debt (f)	—	4,391
Executive related expenses (g)	—	(127)
Impairment of asset held for sale (h)	—	515
Restructuring charges (i)	—	3,224
Inventory adjustments (j)	—	10,671
Other (k)	6,228	2,437
Adjusted EBITDA	$109,116	$105,058

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents workers’ compensation accrual adjustments.

(d)         Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(e)          Represents purchase accounting effect on rent revenue and rent expense.

(f)           Represents loss on extinguishment of debt from the repricing of the first lien term loan facility in the third quarter of fiscal 2014.

(g)          Represents expenses (credits) related to severance for former executives, legal fees related to separation agreements, executive signing bonus and other executive related expenses.

(h)         Represents charges related to impairment of an asset held for sale.

(i)             Represents restructuring charges related to the reduction in force.

(j)            Represents charges related to excess and obsolescence reserve and first-in, first-out price adjustment.

(k)         Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for all periods, real estate related fees; (d) for fiscal 2015, severance charges, signing and retention bonuses, legal reserve adjustments, professional fees and other; and (e) for fiscal 2014, restatement fees, inventory project related expenses, debt related expenses, expenses relating to the Company’s conversion to limited liability company and other.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	October 31, 2014	January 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$16,237	$34,842
Accounts receivable, net of allowance for doubtful accounts of $109 and $107 at October 31, 2014 and January 31, 2014, respectively	1,661	1,793
Income taxes receivable	5,400	4,498
Deferred income taxes	48,080	46,953
Inventories, net	275,274	206,244
Assets held for sale	1,680	1,680
Other	18,070	18,190
Total current assets	366,402	314,200
Property and equipment, net	552,796	485,046
Deferred financing costs, net	16,190	18,526
Intangible assets, net	461,817	466,311
Goodwill	479,745	479,745
Deposits and other assets	7,332	6,406
Total assets	$1,884,282	$1,770,234

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$110,654	$71,057
Payroll and payroll-related	20,479	24,461
Sales tax	7,051	5,522
Other accrued expenses	48,598	36,690
Workers’ compensation	70,552	73,918
Short-term debt and current portion of long-term debt	42,138	6,138
Current portion of capital lease obligation	93	88
Total current liabilities	299,565	217,874
Long-term debt, net of current portion	845,604	849,252
Unfavorable lease commitments, net	9,079	11,718
Deferred rent	19,591	13,188
Deferred compensation liability	725	1,142
Capital lease obligation, net of current portion	127	197
Long-term deferred income taxes	173,357	171,573
Other liabilities	27,119	6,203
Total liabilities	1,375,167	1,271,147

Commitments and contingencies
Member’s Equity:
Member units — 100 units issued and outstanding at October 31, 2014 and January 31, 2014	548,305	546,365
Investment in Number Holdings, Inc. preferred stock	(19,200)	(19,200)
Accumulated deficit	(18,887)	(26,687)
Other comprehensive loss	(1,103)	(1,391)
Total equity	509,115	499,087
Total liabilities and equity	$1,884,282	$1,770,234

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Third Quarter Ended		For the First Three Quarters Ended
	October 31, 2014	October 26, 2013	October 31, 2014	October 26, 2013

Net Sales:
99¢ Only Stores	$467,134	$442,846	$1,379,823	$1,296,093
Bargain Wholesale	11,144	12,742	34,559	37,857
Total sales	478,278	455,588	1,414,382	1,333,950
Cost of sales	328,144	310,512	959,368	909,214
Gross profit	150,134	145,076	455,014	424,736
Selling, general and administrative expenses	140,372	132,608	395,251	382,055
Operating income	9,762	12,468	59,763	42,681
Other (income) expense:
Interest income	—	(1)	—	(65)
Interest expense	15,717	15,021	46,613	44,815
Loss on extinguishment of debt	—	4,391	—	4,391
Other	—	—	—	4
Total other expense, net	15,717	19,411	46,613	49,145
(Loss) income before provision for income taxes	(5,955)	(6,943)	13,150	(6,464)
(Benefit) provision for income taxes	(2,141)	(7,950)	5,350	(10,238)
Net (loss) income	$(3,814)	$1,007	$7,800	$3,774

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Three Quarters Ended
	October 31, 2014	October 26, 2013

Cash flows from operating activities:
Net income	$7,800	$3,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38,451	46,223
Amortization of deferred financing costs and accretion of OID	3,292	3,305
Amortization of intangible assets	1,340	1,326
Amortization of favorable/unfavorable leases, net	529	331
Loss on extinguishment of debt	—	4,391
(Gain) loss on disposal of fixed assets	(45)	(102)
Loss (gain) on interest rate hedge	1,105	(412)
Long-lived assets impairment	—	515
Excess tax benefit from share-based payment arrangements	—	(138)
Deferred income taxes	465	(30,003)
Stock-based compensation	2,016	(6,567)
Changes in assets and liabilities associated with operating activities:
Accounts receivable	132	11
Inventories	(69,030)	32,024
Deposits and other assets	(1,051)	(4,630)
Accounts payable	34,652	12,102
Accrued expenses	9,455	7,145
Accrued workers’ compensation	(3,366)	96
Income taxes	(902)	14,036
Deferred rent	6,403	5,689
Other long-term liabilities	(4,221)	2,640
Net cash provided by operating activities	27,025	91,756
Cash flows from investing activities:
Purchases of property and equipment	(76,914)	(50,208)
Proceeds from sale of property and fixed assets	29	1,389
Net cash used in investing activities	(76,885)	(48,819)

Cash flows from financing activities:
Investment in Number Holdings, Inc. preferred stock	—	(19,200)
Dividend paid	—	(95,512)
Proceeds from long-term debt	—	100,000
Payments of long-term debt	(4,604)	(5,948)
Proceeds under revolving credit facility	112,500	—
Payments under revolving credit facility	(76,500)	—
Payments of debt issuance costs	—	(2,343)
Payments of capital lease obligation	(65)	(61)
Payments to repurchase stock options of Number Holdings, Inc.	(76)	(7,781)
Excess tax benefit from share-based payment arrangements	—	138
Net cash provided by (used in) financing activities	31,255	(30,707)
Net (decrease) increase in cash	(18,605)	12,230
Cash - beginning of period	34,842	45,053
Cash - end of period	$16,237	$57,283

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Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Transition Report on Form 10-K for the fiscal year ended January 31, 2014. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.